CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Volumetric Fund, Inc. and to the use of our report dated February 12, 2010 on the financial statements and financial highlights of
Volumetric Fund, Inc. for the year ended December 31, 2009.   Such financial
statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                            /s/ BBD, LLP


	                                    BBD, LLP

Philadelphia, Pennsylvania
April 9, 2010